                                                                     EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports dated February 3, 1997, to all references to our Firm in Post-Effective Amendment No. 2 to Registration Statement on Form S-1, Registration No. 333-01327 and to the incorporation by reference of such reports in Waste Management, Inc.'s previously filed Registration Statements on Form S-8 (Registration Nos. 33-7201, 33-17447, 33-26733, 33-35936, 33-63702, 33-64266,
33-62285, 33-64427, 33-64431 and 333-01325).

                                               /s/ Arthur Andersen LLP
                                               ARTHUR ANDERSEN LLP

Chicago, Illinois August 6, 1997